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                                                                 EXHIBIT 10.9(8)

                         CHART HOUSE ENTERPRISES, INC.

                         EXECUTIVE SEVERANCE AGREEMENT



     This Executive Severance Agreement is made and entered into effective as of April 2, 1996, between Chart House Enterprises, Inc., a Delaware corporation (the "Company"), and [Name] (the "Executive"), with reference to the following facts:

     A. The Company desires to employ the Executive as [Title], to perform the duties customarily performed by the [Title] of a corporation, in order to have the benefit of the Executive's special knowledge, experience, reputation, and abilities for the benefit of the Company, its customers and its stockholders.

     B. The Executive has advised the Company of his willingness to act as the [Title] and to utilize his special knowledge, experience, reputation, and abilities for the benefit of the Company, its customers, and its stockholders for the terms provided herein.

     C. In recognition of the Executive's value to the Company, the Company wishes to provide certain payments and/or benefits in the event the Executive's employment with the Company is terminated under certain conditions.

     NOW, THEREFORE, in consideration of the foregoing recitals and the terms, conditions, and covenants contained herein, the parties agree as follows:

     1.   Employment.  The Company hereby employs the Executive, and the
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Executive hereby accepts this employment and shall exercise and perform faithfully, exclusively, and to the best of his ability on behalf of the Company the powers and duties of its [Title] on the terms and conditions set forth herein.

     2.   Executive's Services and Duties.  During the Executive's employment,
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the Executive shall:

          (a) Observe and conform to the policies and directions promulgated from time to time by the Company's Board of Directors and its Chief Executive Officer;

          (b) Exercise and perform such powers and duties customarily performed by the [Title] of a corporation, including general executive duties and other powers and duties pertaining by law, regulation, or practice to the office of the [Title], or otherwise imposed by the policies or Bylaws of the Company; and

          (c) Devote his full-time ability and attention to the business of the Company during the term of this Agreement, provided that the Executive may engage in such activities as do not conflict with the business of the Company or interfere with the Executive's performance of duties under this Agreement.
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EXECUTIVE SEVERANCE AGREEMENT
CHART HOUSE ENTERPRISES, INC.



     The services to be performed by the Executive may be extended or curtailed from time to time at the discretion of the Board of Directors or Chief Executive Officer of the Company, provided such services shall at all times be of the nature customarily performed by the [Title] of a corporation.

     Unless the parties agree otherwise in writing, while the Executive is employed by the Company, the Executive shall perform the services contemplated under this Agreement at the Company's principal office, located in [Location] provided, however, that the Company may from time to time require the Executive to travel temporarily to other locations on Company business.

     3.   Terms and Effective Date.  The terms and provisions of this Agreement
          ------------------------
commence on April 1 1996 and continue so long as Executive is employed by the Company.

     In the event this Agreement becomes inoperative or is otherwise terminated, all rights and benefits which have become vested prior to such termination shall remain in full force and effect and such termination shall not be construed as relieving any party from the performance of any obligation requiring performance after the date of such termination.

     None of the provisions of this Executive Severance Agreement alter or modify the Company's at will nature of employment for its employees. Employment is for an unspecified term and is to continue only at the mutual will of both Executive and the Company. This means that either the Executive or the Company may terminate the employment relationship at any time, for any reason, with or without cause or notice. This at-will aspect of your employment cannot be changed, modified, amended or rescinded except by an individual written agreement to the contrary signed by the Executive and the Company's Chief Executive Officer.

     4.   Terminating Events.  Certain compensation will be paid under
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this Agreement to the Executive upon a "Terminating Event". A "Terminating
Event" includes:

          (a) The termination of the Executive's employment with the Company for any reason other than a "Termination for Cause". A "Termination for Cause" shall mean a termination on the grounds of the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar minor offenses) or final cease-and-desist order, or in the event of a material breach by the Executive of any provision of this Agreement.

          (b) A "Qualifying Change in Employment Conditions," which is defined as:

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EXECUTIVE SEVERANCE AGREEMENT
CHART HOUSE ENTERPRISES, INC.



          (i) The movement of the Executive's primary work location more than 60 miles from its location on the date on which this Agreement is executed, which is not consented to by Executive; or

          (ii) A reduction in base salary and/or annual incentive or bonus opportunity specific to the Executive that does not affect other executives in similar positions with similar Agreements; or

          (iii) A significant diminution in job title and/or level of responsibility and job duties from those currently performed by the Executive.

     A "Terminating Event" does not include a "Termination for Cause".

     5.   Change in Control.  Certain compensation will be paid under this
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Agreement to the Executive if a Terminating Event occurs within a certain period of time before or after a "Change in Control". A "Change in Control" will be deemed to have occurred upon the occurrence of one or more of the following events:

          (a) The acquisition by any person or entity of fifty percent (50%) or more of the combined voting power of the Company's then outstanding shares, or any merger, acquisition, consolidation, or corporate reorganization in which fifty percent (50%) or more of the combined voting power of the Company's then outstanding shares changes hands

          (b) A change in the majority composition of the Board of Directors during any two-year period

          (c) A merger, consolidation, or other combination in which the Company is not the surviving entity

          (d) A complete liquidation of the Company approved by the stockholders.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to this Section 5 solely because fifty percent (50%) or more of the combined voting power of the Company's then outstanding shares is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Subsidiaries or
(B) any Company which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

     The preceding definition of a Change in Control does not apply to the Executive if the Executive:

          (a) Is a member of a group which first announces a proposal which would result in a Change in Control and is ultimately successful, and/or

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EXECUTIVE SEVERANCE AGREEMENT
CHART HOUSE ENTERPRISES, INC.



          (b) Acquires at least a two percent (2%) equity interest in the entity which ultimately acquired the Company pursuant to that transaction.

     6.  Compensation Payable By the Company Upon Terminating Events.
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Compensation shall be payable by the Company to the Executive upon a Terminating
Event in the following amounts:

          (a) In the event of a Terminating Event as defined by Section 4 of this Agreement, unrelated to a Change in Control as defined by Section 5 of this Agreement, the amount paid to the Executive will be one (1) times the Executive's current annual base salary in effect at the time of the Terminating Event plus the amount of any bonus, commission, and incentive compensation paid during the twelve-month period immediately preceding the date of the Terminating Event.

          (b) In the event of a Terminating Event within the period of time commencing three (3) months before a Change in Control and ending twelve (12) months after a Change in Control as defined by Section 5 of this Agreement, the amount to be paid to the Executive will be two (2) times the Executive's current annual base salary in effect at the time of the Terminating Event plus two (2) times the amount of any bonus, commission, and incentive compensation paid during the twelve-month period immediately preceding the date of the Terminating Event.

In addition to the compensation payable under Section 6(b), the termination of the Executive in connection with a Change in Control will result in: (i) Continuation of all Executive benefits for a period of one year. Continuation will include health, life, and disability insurance premiums and other benefits conferred on the Executive during the period immediately preceding the date of the Terminating Event. These benefits will be paid by the Company so as to cause the same cost to the Executive as when employed. In the event that any group benefit plan sponsored by the Company in which the Executive is a participant during the period immediately prior to the Terminating Event does not permit continuing coverage of the Executive following the Terminating Event, then the Company will pay for comparable coverage under a separate arrangement; and (ii) Reimbursement to the Executive of any legal fees or court costs incurred by the Executive in the event that the Company or its successor fails to meet the obligations under this Agreement.

     7.   Payment of Compensation or Benefits.  The Board of Directors has the
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discretion to determine the timing of the payments due under this Agreement, subject to the following constraints:

          (a) If compensation payments are made in a lump sum, the payment must be made by the earlier of thirty (30) days after the end of the calendar year or three (3) months after the date of the Terminating Event.

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EXECUTIVE SEVERANCE AGREEMENT
CHART HOUSE ENTERPRISES, INC.



          (b) If compensation payments are made in installments, the payments must commence within thirty (30) days after the date of the Terminating Event and the final payment must be made within twelve (12) months after the date of the Terminating Event.

     8.   Prior Agreements.  The compensation arrangements set forth herein
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shall supersede all prior agreements or understandings relating to compensation payable to the Executive upon a Terminating Event.

     9.   Nonassignment.
          -------------

          (a) The obligations and duties of the Executive under this Agreement are personal and not assignable. This Agreement may not be assigned by the Company without the prior written consent of the Executive.

          (b) Neither the Executive nor the Executive's spouse nor his estate shall have any right to alienate, pledge, hypothecate, encumber or dispose of the right to receive payments under this Agreement, nor shall such payments be subject to pledge, attachment or claims of creditors. Such payments and the rights thereto are expressly declared to be nonassignable and nontransferable. In the event of any attempted assignment or transfer, the Company shall not be bound thereby and shall be relieved of its liability under this Agreement by making payments in accordance with this Agreement to the parties designated to receive payments under this Agreement. The right of any person to receive payments of distributions from the Company under this Agreement shall be no greater than the right of any unsecured creditor of the Company.

     10.    Successors.
            -----------

          (a) This Agreement shall inure to the benefit of and shall be binding upon the Company, its successors and its assigns. As used in this Agreement, the term "successor" shall include any firm, corporation or other business entity which any time, whether by merger, consolidation, conversion or other corporate reorganization involving the Company, directly or indirectly acquires all or substantially all of the assets or business of the Company.

          (b) The Company agrees that it will require any successor, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, provided that no such written assumption shall be required in connection with a transaction that does not constitute a Change in Control as defined in Section 5 above. As used in this Agreement, the term "Company" shall include any successor to its business and/or assets which becomes bound by all the terms and provisions of this Agreement by agreement or by operation of law, without regard to whether such successor executes and delivers and agreement provided for in this Section 10.

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EXECUTIVE SEVERANCE AGREEMENT
CHART HOUSE ENTERPRISES, INC.



          (c) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive's estate, unless the Executive has provided written notice to the Company specifying a different beneficiary or beneficiaries, which notice(s) may be changed from time to time at the option of the Executive, subject to the consent of the Executive's spouse if his spouse then has an enforceable interest in such benefits.

     11.   Waiver and Modification.  Any waiver, alteration or modification of
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any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver. Notwithstanding the foregoing, the Board of Directors of the Company expressly reserves the right, at any time and from time to time, to modify or amend any or all of the provisions of this Agreement.

     12.   Governing Law; Severability.  This Agreement shall be governed by and
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construed in accordance with the laws of California. Any provision of this
Agreement which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition of unenforceability without invalidating the remaining provisions hereof.

     13.   Arbitration.  Any dispute or controversy arising under or in
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connection with this Agreement shall be settled exclusively by arbitration in accordance with rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court or competent jurisdiction.

     14.   Notices.  All notices, requests, demands and other communications
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hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by United States certified or registered mail, prepaid, to the parties at, in the case of the Company: Chart House Enterprises, Inc., 115 South Acacia Avenue, Solana Beach, California, 92075, and, in the case of the Executive, at the most recent address shown in the Company's personnel files, or at such other address as shall be given in writing by either party to the other. The date of such personal delivery or the date three days after such mailing shall be deemed to be the effective date of such notice, demand or communication.

     15.   Headings.  Headings herein are for convenience only, are not a part
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hereof and shall not be used in construing this Agreement.

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EXECUTIVE SEVERANCE AGREEMENT
CHART HOUSE ENTERPRISES, INC.



     16.   Entire Agreement.  This Agreement constitutes and embodies the
           ----------------
entire understanding and agreement of the parties hereto relating to the matters addressed herein. Except as otherwise provided herein, there are no other agreements or understanding, written or oral, in effect between the parties relating to the matters addressed herein.

     17.   Rules and Regulations.  To the extent required by any state or
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Federal rules and regulations applicable to the Company, the terms and provisions of such rules and regulations are hereby incorporated by reference, together with any amendments thereto hereinafter enacted, and notwithstanding anything contained in this Agreement to the contrary, the rights and obligations of any party hereunder shall be the subject to all of the terms and limitations contained in such rules and regulations, including all amendments thereto.

     18.   Counterparts.  This Agreement may be executed in counterparts, each
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of which shall be deemed an original, but all of which shall constitute one instrument.


     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the day and year first above written.


By:__________________________________________________________________________
   [Name]  (the "Executive")

CHART HOUSE ENTERPRISES, INC.


BY:__________________________________________________________________________
   Arthur J. Nagle, Chairman of the Compensation Committee of the
   Board of Directors of CHART HOUSE ENTERPRISES, INC.







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